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                                                                  EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Directors of Osceo, Inc.

     We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-33367 and 333-13953) and Form S-8 (No. 333-07123), of
AgriBioTech, Inc. of our report dated September 12, 1997 (except for note 10 which is as of June 12, 1998), with respect to the consolidated balance sheet of Osceo Inc. as of June 30, 1997 and the consolidated statements of income and retained earnings and changes in cash resources for the year then ended, which report appears in the Form 8-K of AgriBioTech, Inc. dated May 22, 1998.


                                         KPMG, Chartered Accountants


Mississanga, Canada
August 10, 1998